Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-193458) on Form S-1 of AmpliPhi Biosciences Corporation of our report dated October 28, 2013, except for note 12, as to which date is April 15, 2014, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Prospectus Summary – Our Risks”, “Risk Factors – Risks Related to this Offering” and “Experts” in such Prospectus.

/s/ PBMares, LLP

Richmond, Virginia

April 15, 2014